                                                                    EXHIBIT 10.3

[FOCAL LOGO]

                      NON-QUALIFIED STOCK OPTION AGREEMENT
                                 (INITIAL GRANT)

     THIS AGREEMENT is made and entered into as of June 17, 2002 (the "AWARD DATE"), by and between Focal Communications Corporation, a Delaware corporation ("WE" or the "COMPANY"), and Kathy Perone ("YOU" or the "OPTIONEE").

     WHEREAS, Optionee is an employee of the Company;

     WHEREAS, the Compensation Committee of the Board of Directors of the Company (the "COMMITTEE"), which administers the Company's 1998 Equity and Performance Incentive Plan (as this plan may be amended from time to time, the "PLAN"), has approved the award to Optionee of a non-qualified stock option to purchases shares of the common stock, $.01 par value per share, of the Company (the "COMMON STOCK"), on the terms and conditions set forth herein; and

     WHEREAS, the execution of this Agreement is contemplated by and is a condition to the execution of that certain Executive Employment Agreement (the "EMPLOYMENT AGREEMENT"), dated the date hereof, by and between the Company and the Optionee.

     NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1.   AWARD CERTAIN TERMS AND CONDITIONS.

     (a) GRANT OF STOCK OPTION. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to Optionee, as of the Award Date, a stock option (the "OPTION") to purchase 600,000 shares of Common Stock, subject to adjustment as hereinafter provided (the "OPTION SHARES"). The Option may be exercised from time to time in accordance with the terms of this Agreement. The price at which the Option Shares may be purchased pursuant to this Option shall be $2.98 per share, subject to adjustment as hereinafter provided (the "OPTION PRICE"). The Option shall not be treated as an "incentive stock option" within the meaning of that term under Section 422 of the Internal Revenue Code, or any successor provision thereto.

     (b) TERM OF OPTION. The term of the Option shall commence on the Award Date and shall expire ten years from the Award Date, subject to Section 6.

     (c) YOU ARE BOUND BY THE PLAN. A copy of the Plan is attached to this Agreement as Exhibit A. By signing this Agreement, you certify that you have completely and carefully reviewed this Agreement and the Plan. When you sign this Agreement, you agree to be bound by all of the terms of the Plan and this Agreement. Notwithstanding the foregoing, in the event of any inconsistency between this Agreement and the Plan, this Agreement will govern.

     (d) RETENTION OF COMPANY'S RIGHTS. By signing this Agreement, you agree that nothing in this Agreement or in the fact that we have awarded you the Option Shares (i) entitles you to remain employed by the Company for any period of time or to continue to receive your present (or any other) rate of compensation, (ii) affects our right to terminate your employment at any time and for any reason, (iii) gives you the right to be selected at any time for future awards of Option Shares, or (iv) provides for any adjustment to the number of Option Shares upon the occurrence of any events, except as described in Section 3.

     2.   VESTING OF OPTION SHARES.

     (a) IMMEDIATELY VESTED OPTION SHARES. Subject to the expiration or termination of the Option, the Option shall vest and become exercisable with respect to one-sixth (1/6) of the Option Shares (the "IMMEDIATELY VESTED OPTION SHARES") immediately upon execution of this Agreement by the Company and the Optionee.

     (b) PERFORMANCE VESTING OPTION SHARES. Subject to the expiration or earlier termination of the Option, the Option shall vest and become exercisable with respect to one-sixth (1/6) of the Option Shares (the "PERFORMANCE VESTING OPTION SHARES") only upon the occurrence of one of the following events,:

          (i) if, on any trading day, the Fair Market Value of the Common Stock determined as of such day equals or exceeds the Effective Conversion Price in effect on such day; or

          (ii) the consummation of a Change of Control (as defined below) in which the Fair Market Value of the consideration received by the holders of Common Stock in exchange for each share of Common Stock in such Change of Control equals or exceeds the Effective Conversion Price in effect immediately prior to such Change of Control;

in each case provided that Optionee is then employed by the Company and shall have been continuously employed by the Company from the Award Date through the date of the occurrence of such event.

     (c) TIME VESTING OPTION SHARES. Subject to the expiration or earlier termination of the Option, and except as otherwise provided in Sections 2(d) and 2(e), the Option shall vest and become exercisable with respect to two-thirds (2/3) of the Option Shares (the "TIME VESTING OPTION SHARES"), such that the following percentages (out of 100%) of the Time Vesting Option Shares shall be vested on each of the following vesting dates, provided that Optionee is then employed by the Company and shall have been continuously employed by the Company from the Award Date through such dates:

-----------------------------------------------------------------------------------
                                         CUMULATIVE PERCENTAGE OF TIME VESTING
VESTING DATE                             OPTION SHARES VESTED ON SUCH VESTING DATE
-----------------------------------------------------------------------------------
12-month anniversary of Award Date          25%
-----------------------------------------------------------------------------------
15-month anniversary of Award Date       31.25%
-----------------------------------------------------------------------------------
18-month anniversary of Award Date        37.5%
-----------------------------------------------------------------------------------
21-month anniversary of Award Date       43.75%
-----------------------------------------------------------------------------------
24-month anniversary of Award Date          50%
-----------------------------------------------------------------------------------
27-month anniversary of Award Date       56.25%
-----------------------------------------------------------------------------------
30-month anniversary of Award Date        62.5%
-----------------------------------------------------------------------------------
33-month anniversary of Award Date       68.75%
-----------------------------------------------------------------------------------
36-month anniversary of Award Date          75%
-----------------------------------------------------------------------------------
39-month anniversary of Award Date       81.25%
-----------------------------------------------------------------------------------
42-month anniversary of Award Date        87.5%
-----------------------------------------------------------------------------------
45-month anniversary of Award Date       93.75%
-----------------------------------------------------------------------------------
48-month anniversary of Award Date         100%
-----------------------------------------------------------------------------------

Notwithstanding the foregoing sentence, and except as otherwise provided herein, the above described vesting shall cease and no unvested Time Vesting Option Shares shall vest after the date on which your employment with the Company terminates for any reason.

     (d) FULL ACCELERATION OF VESTING OF TIME VESTING OPTION SHARES UPON A CHANGE IN CONTROL. Subject to the expiration or earlier termination of the Option, all unvested Time Vesting Option Shares shall automatically vest upon the consummation of a Change of Control, provided that Optionee is then employed by the Company and shall have been continuously employed by the Company from the Award Date through the date of consummation of such Change of Control.

     (e) ONE-YEAR ACCELERATION OF VESTING OF TIME VESTING OPTION SHARES UPON CERTAIN TERMINATION OF EMPLOYMENT. Subject to the expiration or earlier termination of the Option, if Optionee's employment with the Company is terminated due to Optionee's resignation for Good Reason (as defined in the Employment Agreement) or a termination by the Company other than for Cause (as defined in the Employment Agreement), then there shall vest upon such termination the number of unvested Time Vesting Option Shares that were scheduled to vest within the 12 months following the date of such termination (and the remaining unvested Time Vesting Option Shares (if any) will continue to vest on each vesting date in accordance with Section 2(c) above, such that the time vesting schedule set forth in Section 2(c) will have been effectively accelerated by one year).

     3.   ADJUSTMENTS.

     (a) In the event of any stock dividend, stock split, or other division of shares (however accomplished) of Common Stock, then in connection with such event the number of Option Shares for which this Option is exercisable shall be proportionately increased and the Option Price to be paid for each Option Share upon exercise shall be proportionately decreased. In the event of any reverse stock split or other combination of shares of Common Stock (however accomplished), then in connection with such event the number of Option Shares for which this Option is exercisable shall be proportionately decreased and the Option Price to be paid for each Option Share upon exercise shall be proportionately increased.

     (b) In the event of any merger, consolidation, reorganization, recapitalization, exchange of shares, change in corporate structure, or other change in the shares of Common Stock, the Committee shall make such adjustments in the number and type of Option Shares specified herein as it determines to be appropriate and equitable (and such adjustment will in no event be considered an amendment or modification of the Plan or of this Agreement). The issuance by the Company of shares of stock of any class, or options or securities exercisable or convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale, or upon the exercise of rights or warrants to subscribe therefor, or upon exercise or conversion of other securities, will not affect, and no adjustment by reason thereof will be made with respect to, the Option Shares.

     (c) Without limiting the foregoing, in the event of any merger, consolidation, or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, the Company's obligations regarding Option Shares granted hereunder and that are outstanding on the date of such event will, on such terms as may be determined by the Committee in its discretion prior to such event to be appropriate and equitable, be assumed by the surviving or continuing corporation or canceled in exchange for property (which may include cash and/or equity or securities convertible into equity of the surviving or continuing corporation).

     4. TRANSFERABILITY OF OPTION. The Option granted hereby shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of Optionee, only by Optionee or, in the event of his or her legal incapacity, by his or her guardian or legal representative acting on behalf of Optionee. Any purported transfer or encumbrance in violation of the provisions of this Section 4 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in the Option.

     5. NOTICE OF EXERCISE; PAYMENT. Options may be exercised only to the extent they have become vested in accordance with the terms hereof and have not expired or been terminated pursuant to the terms hereof. To the extent then exercisable, the Option may be exercised by written notice to the Company stating the number of Option Shares for which the Option is being exercised and the intended manner of payment. The date of such notice shall be the exercise date. Payment equal to the aggregate Option Price of the Option Shares being exercised shall be tendered in full with the notice of exercise to the Company either (i) in cash or by check acceptable to the Company, (ii) by the tender to the Company of shares of Common Stock owned by Optionee for at least six months and registered in the name of Optionee having an aggregate fair market value on the date of exercise equal to the total Option Price, such fair market value to be determined based on the market value per Share on the date of exercise, (iii) by delivery of irrevocable instructions to a financial institution or broker to deliver promptly to the Company sale or loan proceeds with respect to the shares sufficient to pay the total Option Price, or (iv) by any combination of the payment methods specified in clauses (i) through (iii) hereof. Within ten days thereafter, the Company shall direct the due issuance of the Option Shares so purchased.

     6.   CONDITIONS AND LIMITATIONS ON RIGHT TO EXERCISE OPTION.
Notwithstanding the provisions of Sections 1(b) and 2:

     (a) Except as otherwise provided in Section 6(b), the Option may not be exercised unless Optionee is, at the time of exercise, an employee of the Company and has been employed by the Company continuously since the Award Date. If Optionee returns to active employment with the Company after having been on an approved leave of absence from the Company, Optionee shall be treated as if continuously employed during the period of such leave of absence. The Option may not, however, be exercised by Optionee while on a leave of absence from active employment with the Company, unless such exercise is expressly approved in writing by the Committee.

     (b) (i) If Optionee ceases to be employed by the Company (other than by reason of death, Disability), the Option, to the extent Optionee was entitled to exercise it at the date of termination of employment, may be exercised at any time within 30 days (or, if Optionee's employment is terminated by reason of death or Disability, within 12 months) after such termination but not after the date of termination of the Option. Any part of the Option not so exercised shall expire. Notwithstanding the foregoing, if Optionee's employment is terminated for Cause (as defined in Section 7), then the Option shall immediately terminate and be unexercisable.

     7.   DEFINITIONS.

     "CAUSE" has the meaning assigned to such term in the Employment Agreement.

     "CHANGE IN CONTROL" means the occurrence of one of the following events:

     (a) a merger, consolidation, or other business combination of the Company with or into another corporation or other legal person, as a result of which transaction the holders of Company Voting Securities immediately prior to such transaction do not, immediately after such transaction, hold a majority of the Voting Securities of the combined or surviving entity (excluding for purposes of such determination (i) any Voting Securities of the combined or surviving entity that are received by holders of Company Voting Securities in such transaction in respect of securities of the entity with or into which the Company is merged or combined that were held immediately prior to such transaction by holders of Company Voting Securities, and (ii) if the Company is not the combined or surviving entity, any Voting Securities of the combined or surviving entity that are held immediately prior to such transaction by holders of Company Voting Securities);

     (b) a reorganization, tender offer, or other acquisition of the Company by another corporation or other legal person, as a result of which transaction the holders of Company Voting Securities immediately prior to such transaction do not hold a majority of the Company Voting Securities immediately after such transaction (excluding for purposes of such determination any Voting Securities of the acquiring corporation or other legal person that are held immediately prior to such transaction by holders of Company Voting Securities); or

     (c) the Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person (other than a direct or indirect subsidiary of the Company).

     "CODE" means the Internal Revenue Code of 1986, as amended, and any successor statute.

     "COMMON STOCK" means the Common Stock, par value $.01 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation, or any other change in the corporate structure or capital stock of the Company.

     "COMPANY" means Focal Communications Corporation, a Delaware corporation, and (except to the extent the context requires otherwise) any "subsidiary corporation" of Focal Communications Corporation, as such term is defined in
Section 424(f) of the Code.

     "DISABILITY" has the meaning assigned to such term in the Employment Agreement.

     "EFFECTIVE CONVERSION PRICE" means, on any date, the product of (x) the price per share of Common Stock at which the Company's Series A Preferred Stock converts into shares of Common Stock pursuant to the terms of the Company's certificate of incorporation in effect on such date, TIMES (y) a fraction, the numerator of which is the "Liquidation Value" of a share of Series A Preferred Stock at its issuance pursuant to the terms of the Company's certificate of incorporation in effect on such date, and the denominator of which is the "Liquidation Value" of a share of Series A Preferred Stock (together with the amount of all unpaid "Accumulated Dividends" on such share as of such date) determined pursuant to the terms of the Company's certificate of incorporation in effect on such date; IT BEING UNDERSTOOD that any determination of "Effective Conversion Price" in connection with a Change of Control will be made after giving effect to any acceleration of dividends on the Series A Preferred Stock under the terms of the Company's certificate of incorporation as a result of such Change of Control.

     "FAIR MARKET VALUE" (i) with respect to cash, the aggregate amount of such cash; (ii) with respect to any security that is publicly traded, the average, over the 30 consecutive trading days immediately prior to the date of determination, of the closing price for such day of such security on the principal securities exchange on which such security is listed, or if on any day such security is not so listed, the average of the representative bid and asked prices on such day quoted in the Nasdaq System as of 4:00 p.m. New York time, or if on any day such security is not quoted in the Nasdaq System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization; or (iii) with respect to any security that is not publicly traded or any other asset, the fair market value of such security asset as determined in good faith by the Committee.

     "GOOD REASON" has the meaning assigned to such term in the Employment Agreement.

     "VOTING SECURITIES" of any entity means (i) if such entity is a corporation, securities of such entity entitled to vote generally in the election of directors, or (ii) if such entity is not a corporation, securities entitled to vote generally in the election of a board of managers or comparable governing body (or, if there is no such governing body, securities entitled to vote to direct the management, policies and affairs of such entity.

     8. TAXES AND WITHHOLDING. If the Company shall be required to withhold any federal, state, local or foreign tax in connection with the exercise of the Option, and the amounts available to the Company for such withholding are insufficient, Optionee shall pay the tax or make provisions that are satisfactory to the Company for the payment thereof. Optionee may elect to satisfy all or any part of any such withholding obligation by surrendering to the Company a portion of the Option Shares that are issued or transferred to Optionee upon the exercise of the Option, and the Option Shares so surrendered by Optionee shall be credited against any such withholding obligation at the market value per Share of such shares on the date of such surrender.

     9. COMPLIANCE WITH LAW. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; PROVIDED, HOWEVER, notwithstanding any other provision of this Agreement, the Option shall not be exercisable if the exercise thereof would result in a violation of any such law.

     10.  MISCELLANEOUS PROVISIONS.

     (a) MANDATORY ARBITRATION. Subject to Section 10(f), all claims, disputes, controversies or other matters in question arising under or relating to this Agreement (collectively, "DISPUTES") will, if unable to be resolved within 10 days of preliminary negotiation between you and the Company, be resolved through binding arbitration in accordance with the commercial arbitration rules and practices of the American Arbitration Association. Such arbitration will be in New York, New York, or such other place as is mutually agreeable to you and the Company. The cost of each arbitration proceeding, including without limitation the arbitrator's compensation and expenses, hearing room charges, court reporter transcript charges, reasonable attorney fees and expenses, etc., will be allocated among the parties by the arbitrator based upon the relative merits of the positions taken by the parties to such Dispute. The parties hereto agree that, subject to Section 10(f), mandatory arbitration under this Section 10(a) will be the sole and exclusive remedy for resolving and remedying all Disputes hereunder.

     (b) SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     (c) COMPLETE AGREEMENT. This Agreement embodies the complete agreement and understanding between you and the Company concerning the grant of the Option and supersedes and preempts any prior understandings or agreements, written or oral, that address the grant of the Option to you.

     (d)  COUNTERPARTS. This Agreement may be executed in separate counterparts.

     (e) SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement will bind the parties hereto and their respective successors and assigns and will inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns whether so expressed or not.

     (f) CHOICE OF LAW. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto will be governed by the internal law, and not the law of conflicts, of the State of Delaware.

     (g) EQUITABLE REMEDIES. You and we agree and acknowledge that money damages would not be an adequate remedy if you or any other holder of Option Shares were to breach any of the provisions of Section 4, and that the Company (or any third-party beneficiary hereof) may obtain specific performance and/or other injunctive relief (without posting any bond or deposit) in order to enforce or prevent any violations of the provisions of Section 4 of this Agreement.

     (h) AMENDMENT, MODIFICATION, OR WAIVER. The provisions of this Agreement may be amended, modified, or waived only with the prior written consent of the Company and you.

     (i) NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when (i) delivered personally to the recipient, (ii) if faxed to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if faxed before 5:00 p.m. Chicago time on a business day, and otherwise on the next business day, or (iii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications will be sent to the following persons at the following addresses:

             TO THE COMPANY:

             Focal Communications Corporation
             200 North LaSalle Street
             Suite 1100
             Chicago, Illinois 60601
             Attention: General Counsel
             Telephone: 312-895-8400
             Fax:       312-895-4229

             TO YOU:  at the address listed in the Company's records,

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

     (j) NO RIGHTS AS STOCKHOLDER. You shall have none of the rights of a stockholder with respect to the shares of Common Stock subject to the Option until such shares are issued to you upon exercise of the Option.

     (k) AVAILABLE SHARES. Subject to Section 2(d), the Company shall at all times until the expiration of the Option reserve and keep available, either in its treasury or out of its authorized but unissued shares of Common Stock, the full number of Option Shares deliverable upon the exercise of the Option.

     (l) RELATION TO OTHER BENEFITS. Any economic or other benefit to Optionee under this Agreement shall not be taken into account in determining any benefits to which Optionee may be entitled under any profit-sharing, retirement, or other benefit or compensation plan maintained by the Company and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company.

     (m) DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                         FOCAL COMMUNICATIONS CORPORATION


                                         By:
                                            ------------------------------------

                                         Name:
                                              ----------------------------------

                                         Title:
                                               ---------------------------------

                                         OPTIONEE


                                         ---------------------------------------
                                         Kathy Perone